EXHIBIT 5.1

Stradling Yocca Carlson & Rauth A Professional Corporation 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 949 725 4000 stradlinglaw.com

June 2, 2023

VolitionRx Limited

1489 West Warm Springs Road, Suite 110

Henderson, Nevada  89014

Re: Shares of Common Stock of VolitionRx Limited

Ladies and Gentlemen:

We have acted as counsel for VolitionRx Limited, a Delaware corporation (the “Company”), in connection with the offering by the Company of up to 14,950,000 shares of the Company’s common stock, par value $0.001 (the “Shares”), including up to 1,950,000 Shares that may be sold pursuant to the exercise of an option to purchase additional shares, warrants that will be issued by the Company to the underwriters of the offering (the “Representative's Warrants”) to purchase up to 448,500 shares of the Company's common stock, representing 3.0% of the Shares, and up to 448,500 shares of the Company's common stock issuable upon the exercise of the Representative's Warrants (the “Representative's Warrant Shares,” and, collectively with the Shares and the Representative's Warrants, the “Securities”), pursuant to a registration statement on Form S-3 (Registration Statement No. 333-259783) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated September 24, 2021, as amended on November 4, 2021 and as declared effective by the Commission on November 8, 2021 (the “Base Prospectus”), and the prospectus supplement dated June 1, 2023, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” All of the Securities are to be sold by the Company in the manner described in the Registration Statement and the Prospectus. This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with the preparation of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the corporate and organizational documents of the Company, including the Certificate of Incorporation, as amended through the date hereof, and the Bylaws of the Company, as amended through the date hereof, (b) the resolutions (the “Resolutions”) of the Board of Directors of the Company and a committee thereof with respect to the issuance and sale of the Securities, (c) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof, and (d) an executed copy of the Underwriting Agreement, dated as of June 1, 2023, by and between the Company and Prime Executions, Inc. dba Freedom Capital Markets, as representative of the several underwriters named therein including the exhibits thereto, (the “Underwriting Agreement”). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

With regard to our opinion concerning the Representative's Warrants constituting valid and binding obligations of the Company:

(i)

Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)

Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)

We express no opinion as to any provision of the Representative's Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, or (f) provides that provisions of the Representative's Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv)

We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Representative's Warrants.

With respect to the Representative's Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of the Company's common stock, future issuances of securities, including the Representative's Warrant Shares, of the Company and/or adjustments to outstanding securities, including the Representative's Warrants, of the Company may cause the Representative's Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Representative's Warrants) will not be adjusted to an amount below the par value per share of the common stock.

VolitionRx Limited

June 2, 2023

Page Two

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein we are of the opinion that (a) the Shares and Representative's Warrant Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Resolutions, the Underwriting Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable, and (b) the Representative's Warrants, when issued in accordance with the Registration Statement and the Underwriting Agreement, will constitute valid and legally binding obligations of the Company.

We render this opinion only with respect to the General Corporation Law of the State of Delaware as in effect on the date hereof, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K, and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement and any amendments thereto. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

[Signature Page Follows]

VolitionRx Limited

June 2, 2023

Page Three

This opinion is intended solely for use in connection with the issuance and sale of the Shares the Representative's Warrant Shares and the Representative's Warrants pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Stradling Yocca Carlson & Rauth, P.C.

STRADLING YOCCA CARLSON & RAUTH, P.C.